Exhibit 99.1

NEWS RELEASE

Contact:	Alliance Data Tiffany Louder – Investor Relations Alliance Data 214.494.3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media 214.494.3811 Shelley.whiddon@alliancedata.com

ALLIANCE DATA ANNOUNCES ORGANIZATIONAL CHANGES

Plano, TX, June 7, 2019 -- Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced the following organizational changes, each effective as of June 5, 2019:

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Melisa Miller, who successfully led Alliance Data’s Card Services business for over 8 years as president, was named Alliance Data’s new president and chief executive officer, succeeding Ed Heffernan, who announced his resignation as president and chief executive officer and as a Director of the Company.  Ms. Miller has also been appointed to the Alliance Data Board of Directors.

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Tim King, who has served as Card Services’ chief financial officer for the past 7 years, was named Alliance Data’s new chief financial officer, succeeding previous CFO Charles Horn, who announced his pending retirement from that position in July of last year.  Mr. Horn has been appointed to serve on an interim basis as Vice Chairman of Alliance Data as the Company undergoes transitions leading up to and following the anticipated completion of the previously announced sale of the Epsilon business.  Mr. Horn’s responsibilities in the newly-created officer position include oversight of the Epsilon disposition process as well as various related initiatives designated by the Company’s Board.

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Joseph Motes, currently the Company’s general counsel and secretary, will serve as Alliance Data’s chief administrative officer, in which capacity he will oversee a number of the Company’s internal corporate functions and organizations in addition to his continuing responsibilities as general counsel.

The leadership changes were made pursuant to succession planning the Board of Directors implemented in anticipation of the completion of the sale of the Epsilon business, and additional initiatives under way designed to simplify Alliance Data’s narrative and focus capital on the Company’s highest earning and growth assets.  At the Board’s request, Board Chairman Rob Minicucci will, on an interim basis, personally oversee Alliance Data’s leadership in connection with transitions at the Company related to the Epsilon disposition and other Board initiatives, with members of the leadership team reporting to him.  While many functions will remain in Plano, Texas, it is expected that Card Services’ current Columbus, Ohio, location will serve as the Company’s headquarters.

“Over the past 18 months Ed Heffernan has been committed to seeing us through a number of strategic initiatives developed by management and the Board,” said Chairman Rob Minicucci.  “With completion of the Epsilon transaction expected in the coming months, those initiatives are either completed or well under way and on track for completion.  Ed is leaving Alliance Data as a strong investment with a bright future.  On behalf of the entire Board, we thank Ed for his service.

“I’m excited to see the next chapter of the Alliance Data story unfold with Melisa Miller and Tim King taking the reins. Card Services has long been the largest part of Alliance Data’s business, and following the expected sale of Epsilon, its relative contribution will be even greater."  Minicucci continued, "Because of its unique industry position, Card Services has historically experienced high growth rates and significant returns on equity.  The Company’s increased focus on this attractive segment will position Alliance Data to excel during the next decade, as it has in the past. Elevating these Card Services leaders to run the Alliance Data enterprise makes perfect sense.”

Ed Heffernan offered the following comments: “It has been the greatest honor of my life to have helped build this company and to have met so many of our more than 20,000 associates.  Our associates are, by far, the greatest group of people with whom I’ve had the pleasure to work.  Because of their efforts our performance has exceeded the market over the past decade. Melisa and Tim will do a tremendous job of keeping our growth and profitability well in excess of the industry.”

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data’s card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding additional strategic initiatives, the pending Epsilon transaction and whether closing conditions for such transaction will be satisfied or waived and the expected use of proceeds therefrom, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Further risks and uncertainties include, but are not limited to, the pending transaction involving Epsilon, whether such transaction will be completed, the possibility that closing conditions for the transaction may not be satisfied or waived, the impact of additional strategic initiatives on us or our business if any transactions are undertaken, and whether the benefits of such transactions can be achieved.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.
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